EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated November 15, 2013, with respect to the financial statements of Simulations Plus, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2013.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

July 24, 2014